Exhibit 99.1
                                                      FOR IMMEDIATE RELEASE

Contact:
Craig Eisenacher
Bristol West Insurance Group
Phone: (954) 316-5192


          BRISTOL WEST REPORTS SECOND QUARTER, 2004 FINANCIAL RESULTS

DAVIE, Fla., August 11, 2004-- Bristol West Holdings, Inc. (NYSE: BRW) today reported its financial results for the second quarter of 2004.

Net income for the three months ended June 30, 2004 was $15.7 million or $0.48 per average fully diluted common share compared to $10.5 million or $0.42 per average fully diluted common share for the second quarter of 2003. Net income grew by 50%, and net income per fully diluted share grew by 14% as average fully diluted shares outstanding expanded to 32.9 million from 25.1 million for the comparable quarter of 2003, principally as a result of the Company's initial public offering which was completed in February.

Net income for the six months ended June 30, 2004 grew by 30% to $30.2 million compared to $23.2 million for the first six months of 2003. Net income per average fully diluted share outstanding was $0.95 for the six months ended June 30, 2004 and June 30, 2003. Exclusive of the effect, after income taxes, of charges related to the refinancing of the Company's credit facilities and the cost of stock awards to employees in connection with the Company's initial public offering in February 2004, net income for the most recent six months was $31.8 million or $1.00 per fully diluted share. As a result of the Company's initial public offering, average fully diluted shares outstanding increased to 31.7 million from 24.4 million for the six months ended June 30, 2003, or by 30%.

James R. Fisher, Chairman and CEO, said, "We continue to make great strides in every facet of our operations, and our efforts are translating into excellent financial results."

Highlights

Key highlights for the quarter ended June 30, 2004:

   o Increased policies in force to 495,000 as of June 30, 2004 from 446,000 as of June 30, 2003, and 445,000 as of December 31, 2003, increases of 11% in each case;

   o Increased number of agencies and brokerages from approximately 5,500 to approximately 6,100;

   o Increased point of sale underwriting to 23% of new business applications for the quarter, and to 36% for the month of June;

   o Reached agreement on a new discretionary quota share treaty permitting us to cede from 5% to 30% of our business written in 2005 with an option for 2006 subject to certain performance criteria being met. The agreement has been 100% subscribed by National Union Fire Insurance


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

Company of Pittsburgh, PA, a subsidiary of AIG.



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

Earnings Before Taxes

Reported net income before taxes was $24.7 million for the second quarter of 2004, compared to $17.9 million in the corresponding period of 2003, an increase of $6.8 million or 38%.

Reported net income before taxes for the six months ended June 30, 2004 was $50.1 million before charges related to the refinancing of the Company's credit facilities and stock awards to employees in connection with the Company's initial public offering during the first quarter of 2004, and $47.6 million after such charges. These figures compare to net income before taxes for the six months ended June 30, 2003 of $37.5 million.

Written Premiums and Fees

Gross written premium increased by 12% for the quarter to $175.2 million compared to $155.8 million for the second quarter of 2003 due to an 11% increase in average policies in force. Policy retention has improved, and average premium per policy has increased, both of which further contributed to the growth in gross written premium. Net written premium increased by 32% to $85.8 million from $65.2 million for the comparable 2003 quarter. The Company decreased the percentage of gross written premium ceded under its quota share reinsurance treaty to 50% on business written in 2004 from 60% for 2003. Net premiums and fees earned were $99.6 million in the most current quarter compared to $91.9 million in the second quarter of 2003, an increase of 8%. Earned premiums grew by less than written premiums due to the impact of the Company's reinsurance treaties.

For the six months ended June 30, 2004, gross written premium increased by 19% to $380.9 million compared to $320.2 million for the first half of 2003. Net written premium, augmented by a decrease in the percentage of business ceded, grew by 39% while net premiums earned grew by 4%. Earned premium grew by less than written premium due to the impact of the Company's reinsurance treaties.

Net Investment Income

Net investment income was $2.3 million for the quarter ended June 30, 2004, compared to $1.7 million for the similar period of 2003. The pretax equivalent book yield on the investment portfolio fell to 4.18% from 4.57% as of December 31, 2003.

For the six months ended June 30, 2004, net investment income was $4.1 million compared to $3.4 million for the comparable period of 2003, an increase of 21%. Proceeds from the Company's initial public offering and operating cash flows have contributed to higher invested assets, which have, in turn, resulted in increased investment income despite the reduction in investment yields.

Key Ratios

Bristol West's combined ratio was 76.8% for the second quarter of 2004, compared to 81.3% for the same quarter of last year, an improvement of 4.5 points. The loss ratio was 54.6% for the second quarter of 2004 compared to 57.5% for the comparable 2003 period. The Company experienced $0.3 million of loss and loss adjustment expenses related to prior years (adverse reserve development) in the second quarter of 2004 compared to $3.0 million (4.2 points) in the second quarter of 2003. The accident quarter loss ratio was 54.3% for the second quarter of 2004, compared to 54.2% for the comparable period of 2003. The



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

expense ratio was 22.2% for the second quarter of 2004, compared to 23.8% for the second quarter of last year. Mr. Fisher concluded, "During the quarter, we continued to deploy our point of sale systems, OneStepTM and OneStep-Raptor, and in excess of 23% of our policies were written on these systems during the quarter. We are committed to disciplined underwriting, sophisticated product design and providing our producers with technological tools to improve speed and enhance customer service. Our excellent results are a reflection of these efforts and we will continue to expand upon these initiatives."

Condensed Consolidated Balance Sheets

Condensed consolidated balance sheets as of June 30, 2004 and December 31, 2003 follow. The Company completed an initial public offering of its common stock on February 12, 2004, the net proceeds of which were approximately $113.4 million. Of this amount, $110.0 million has been contributed to the statutory surplus of the Company's principal insurance subsidiary. In addition, the Company refinanced its long-term debt in February 2004, and extended the contractual maturity; the amount outstanding was increased to $75.0 million at that time from the $71.5 million that was outstanding at December 31, 2003. A scheduled principal payment of $0.5 million was made in the second quarter of 2004.

Supplemental Information - Reinsurance

The Company has reached agreement on a new discretionary quota share treaty permitting it to cede from 5% to 30% of its business written for 2005 with an option for 2006 subject to certain performance criteria being met. The agreement has been 100% subscribed by National Union Fire Insurance Company of Pittsburgh, PA, a subsidiary of AIG. While the ceding percentage has not yet been elected, the Company expects to cede between 10% and 20% of business written during 2005. This contrasts with 50% of business written in 2004 being ceded currently.

For the six months ended June 30, 2004, Bristol West has ceded $187.0 million of earned premium to its reinsurers, approximately 55% of its gross earned premium. Losses and commissions ceded to these reinsurers totaled $177.1 million, for a net cost of reinsurance to the Company of $9.9 million, or 5.3% of ceded earned premium for the six months. The quota share accounts for 99% ($184.4 million) of the ceded premium with a net cost to the Company of 3% of the ceded earned premium. Net cash held by the reinsurers totaled $201.1 million at June 30, 2004.

About Bristol West

Bristol West Holdings, Inc. began its operations in 1973, and provides non-standard private passenger automobile insurance exclusively through agents and brokers in 18 states. Bristol West is traded on the New York Stock Exchange under the symbol, BRW.

For more information about Bristol West, please visit our website, www.bristolwest.com.



This press release may contain statements that constitute "forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995." Statements in this press release not dealing with historical results may be forward-looking and are based on estimates, assumptions and projections. Forward-looking statements may be identified by words such as "believe", "expect", "may", "will", "should", "seek", "intend", "plan", "estimate", "anticipate" or the negative version of those words or other comparable terminology and similar statements of a future or forward-looking nature.



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

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. Please see the risk factors in our final prospectus dated February 11, 2004. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                     # # #


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

                         BRISTOL WEST HOLDINGS, INC.
                        COMPARATIVE INCOME STATEMENTS
                   ($ in thousands, except per share data)
                                 (Unaudited)



                                                                      Three Months                    Six Months
                                                                      Ended June 30                  Ended June 30

                                                           -----------------------------------  ----------------------
Income                                                             2004                2003         2004         2003
                                                           -----------------------------------  ----------------------
Gross written premium                                          $175,238            $155,829     $380,855     $320,212
Net written premium                                              85,793              65,195      185,564      133,552
Gross earned premium                                            174,463             158,290      337,709      300,195

Net earned premium                                              $81,101             $72,403     $150,710     $144,790
Net investment income                                             2,258               1,687        4,063        3,357
Realized gain on investments                                         69                  50           69           50
Fee income                                                       18,504              19,472       36,354       35,446
Other income                                                        457                 336        1,070          735
                                                            -----------         -----------   ----------   ----------
   Total income                                                 102,389              93,948      192,266      184,378

Expenses
Losses and adjustment expenses incurred                          54,652              52,989      102,218      104,648
Commissions and other underwriting expenses                      13,890              15,707       23,387       27,989
Other operating and general expenses                              8,350               6,245       15,414       12,246
Interest expense                                                    723                 791        1,374        1,681
Extinguishment of debt                                                0                   0        1,613            0
Stock-based compensation                                             92                 272          671          352
                                                             ----------          ----------   ----------   ----------
   Total expenses                                                77,707              76,004      144,677      146,916

Income before federal and state income taxes                     24,682              17,944       47,589       37,462
Federal and state income taxes                                    9,009               7,476       17,370       14,235
                                                             ----------          ----------   ----------   ----------
Net earnings                                                    $15,673             $10,468      $30,219      $23,227
                                                             ==========          ==========   ==========   ==========

Net earnings before unusual charges*                            $15,848             $10,468      $31,786      $23,227
                                                             ==========          ==========   ==========   ==========

Basic earnings per share                                          $0.50               $0.44        $1.01        $0.98
Diluted earnings per share                                        $0.48               $0.42        $0.95        $0.95
Diluted earnings per share before unusual
charges*                                                          $0.48               $0.42        $1.00        $0.95

Weighted average common shares outstanding                   31,226,618          23,813,516   29,852,208   23,813,842
Weighted average common shares outstanding
  including potentially dilutive common shares               32,860,550          25,060,656   31,657,579   24,437,412


Loss ratio                                                        54.6%               57.5%        54.3%        57.8%
Expense ratio                                                     22.2%               23.8%        20.6%        22.2%
                                                             ----------          ----------   ----------   ----------

Combined ratio                                                    76.8%               81.3%        74.9%        80.0%
                                                             ==========          ==========   ==========   ==========



*Adjust for debt extinguishment costs and stock awards to employees in connection with the Company's initial public offering, after taxes.


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


                          BRISTOL WEST HOLDINGS, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                      ($ in thousands, except share data)


                                                           (Unaudited)
                                                             June 30,     December 31,
Assets:                                                        2004          2003
                                                          -------------   -----------
Total investments                                         $ 248,486        $141,285
Cash and cash equivalents                                    31,319           9,256
Reinsurance receivables                                     364,803         335,036
Receivables                                                 179,322         143,856
Goodwill                                                    101,677         101,677
Other assets                                                 57,383          46,766
                                                            ----------    ----------
Total assets                                              $ 982,990       $ 777,876
                                                            ==========    ==========

Liabilities and Stockholders' Equity:
Total policy liabilities                                  $ 409,071       $ 361,628
Reinsurance payables                                        163,733         159,598
Accounts payable and other liabilities                       45,937          46,415
Long-term debt                                               74,463          71,500
                                                            -------       ---------
Total liabilities                                           693,204         639,141
                                                            -------       ----------
Total stockholders' equity                                  289,786         138,735
                                                            -------       ----------
Total liabilities and stockholders' equity                $ 982,990         777,876
                                                            =======       ==========

Book Value per Share - basic                              $    9.14         $  5.82
Book Value per Share - basic pro-forma (a)                        -            8.40


(a) pro-forma for the Company's initial public offering on February 12, 2004.



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




                          BRISTOL WEST HOLDINGS, INC.

                               SUPPLEMENTAL DATA

                  DIRECT WRITTEN PREMIUM PRODUCTION BY STATE
                                ($ in millions)


                               Three months ended                             Six months ended
                                    June 30                                       June 30
                       ----------------------------    %      ------------------------------     %
State                        2004         2003       Change          2004          2003       Change
-----                  ------------------------------------   ---------------------------------------

California              $  100.7       $ 99.8        0.9%    $     233.4         207.9       12.3%
Florida                     23.4         18.1       29.3%           46.0          36.6       25.7%
Michigan                    16.8         10.6       58.5%           33.8          21.0       61.0%
Pennsylvania                 4.1          3.4       20.6%            8.2           6.2       32.3%
South Carolina               4.1          2.7       51.9%            7.9           6.2       27.4%
Virginia                     3.0          1.9       57.9%            6.4           3.3       93.9%
Maine                        3.2          2.6       23.1%            6.7           4.8       39.6%
Texas                        3.4          2.5       36.0%            6.5           5.2       25.0%
Georgia                      3.2          4.9      -34.7%            6.6          10.9      -39.4%
New Hampshire                3.3          1.7       94.1%            6.0           3.3       81.8%
All Other                   10.0          7.6       31.6%           19.4          14.8       31.1%
                        --------       ------       ----  --------------         -----       ----
TOTAL                   $  175.2       $155.8       12.5% $        380.9         320.2       19.0%
                        ========       ======       ====  ==============         =====       ====


                RECONCILIATION OF GROSS AND NET COMBINED RATIOS

                                      Three months ended                    Six months ended
                                            June 30                            June 30
                                  ----------------------------    %      ----------------------    %
Ratio                                 2004          2003       Change      2004      2003      Change
-----
                                  -------------------------------------------------------------------

Gross Loss Ratio                       59.7%       62.8%      -3.1%      59.3%       62.3%      -3.0%
Gross Expense Ratio                    25.7%       25.8%      -0.1%      25.5%       25.3%       0.2%
                                        ---         ---        ---        ---         ---        ---
Gross Combined Ratio                   85.4%       88.6%      -3.2%      84.8%       87.6%      -2.8%

Effect of Reinsurance                  -8.6%       -7.3%      -1.3%      -9.9%       -7.6%      -2.3%
                                        ---         ---        ---        ---         ---        ---

Net Combined Ratio, as Reported        76.8%       81.3%      -4.5%      74.9%       80.0%      -5.1%
                                       ====        ====        ===       ====        ====        ===





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




                         BRISTOL WEST HOLDINGS, INC.

                              SUPPLEMENTAL DATA

                    Underwriting Results Before Reinsurance


                                                         Three Months Ended June 30        Six Months Ended June 30
                                                     --------------------------------------------------------------
Revenues                                                         2004           2003          2004            2003
                                                     --------------------------------------------------------------

Gross earned premium                                        $ 174,463       $158,290      $337,709        $300,195

Expenses
Losses and adjustment expenses incurred                       115,498        111,762       222,617         209,654
Commissions                                                    24,647         24,599        49,596          44,048
Other underwriting expenses                                    16,788         15,055        30,518          28,795
Other operating and general expenses                            8,350          6,245        15,414          12,246
                                                            ---------     ----------      --------       ----------
   Total underwriting expenses                                165,283        157,661       318,145         294,743
                                                            ---------     ----------      --------       ----------
Gross underwriting result                                       9,180            629        19,564           5,452
Fee and other income                                           18,961         19,807        37,424          36,181
                                                            ---------     ----------      --------       ----------

Pretax underwriting income                                    $28,141        $20,436      $ 56,988        $  41,633
                                                            =========     ==========      ========        =========


                           Reinsurance Ceded Results


                                                         Three Months Ended June 30      Six Months Ended June 30
                                                     -------------------------------   -----------------------------
                                                              2004           2003          2004            2003
                                                     -------------------------------   -----------------------------
Ceded earned premium                                          $93,362       $ 85,887      $186,999        $155,405

Expenses
Ceded losses and adjustment expenses incurred                  60,846         58,773       120,399         105,006
Ceding commissions                                             27,545         23,947        56,727          44,854
                                                            ---------    -----------    ----------      -----------
   Total underwriting expenses                                 88,391         82,720       177,126         149,860
                                                            ---------    -----------    ----------      -----------
Ceded underwriting income                                     $ 4,971        $ 3,167      $  9,873        $  5,545
                                                            =========    ===========    ==========      ===========


                           Net Underwriting Results


                                                         Three Months Ended June 30        Six Months Ended June
                                                                                                    30
                                                        ---------------------------      ------------------------
Revenues                                                      2004           2003          2004            2003
                                                        -------------   ------------     ---------  ---------------
Net earned premium                                            $81,101       $ 72,403      $150,710        $144,790

Expenses
Net losses and adjustment expenses incurred                    54,652         52,989       102,218         104,648
Commissions - net of reinsurance                              (2,898)            652       (7,131)           (806)
Other underwriting expenses                                    16,788         15,055        30,518          28,795
Other operating and general expenses                            8,350          6,245        15,414          12,246
                                                           ----------      ---------    ----------       ----------
   Total underwriting expenses                                 76,892         74,941       141,019         144,883
                                                           ----------      ---------    ----------       ----------

Net underwriting result                                         4,209        (2,538)         9,691            (93)
Fee and other income                                           18,961         19,807        37,424          36,181
                                                           ----------       --------    ----------      -----------
Pretax underwriting income                                    $23,170       $ 17,269       $47,115        $ 36,088
                                                           ==========       ========    ==========      ===========


Reinsurance Balances


                                                                                                 June 30
                                                                                     -----------------------------
                                                                                           2004             2003
                                                                                     ---------------    ----------

Reinsurance recoverable on paid and unpaid losses                                         $150,380       $ 124,875
and loss adjustment expenses
Prepaid reinsurance                                                                        103,331          82,622
Ceding commission receivable                                                               111,092          67,058
Reinsurance payables                                                                      (163,733)       (137,678)
                                                                                     --------------      ----------
     Net balance                                                                          $201,070        $ 136,877
                                                                                     ==============      ==========

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